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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2003

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Other Jurisdiction of Incorporation)	000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)
118-29 Queens Boulevard, Forest Hills, New York 11375 (Address of principal executive offices) (Zip Code)
(718) 709-3026 (Registrant's telephone number, including area code)

Item 9.    Regulation FD Disclosure

        The information included in this section is being furnished pursuant to Item 12—Results of Operations and Financial Condition.

        On July 24, 2003, JetBlue Airways Corporation held a conference call to discuss financial results for the second quarter of 2003 during which the Company stated that available seat mile growth for the fourth quarter of 2003 was expected to be 60-65% over the fourth quarter of 2002. The statement with the correct information should be as follows: "The Company expects 50-55% growth in available seat miles for the fourth quarter of 2003 compared to the fourth quarter of 2002. Full year 2003 capacity growth is expected to be 60-65% over 2002".

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: July 25, 2003

By:	/s/ HOLLY L. NELSON Vice President and Controller (principal accounting officer)

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  Item 9. Regulation FD Disclosure